Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT
JOINDER AGREEMENT

WHEREAS, Hummingbird Management, LLC, Hummingbird Value Fund, L.P., Hummingbird Microcap Value Fund, L.P., Tarsier Nanocap Value Fund, L.P., Hummingbird Capital, LLC, Paul D. Sonkin, North & Webster, LLC, North & Webster Value Opportunities Fund, LP, Samuel A. Kidston, Deep Woods Partners LP, Deep Woods Partners QP, LP, and Todd Rosner entered into a Joint Filing and Solicitation Agreement on March 13, 2008 (the “Agreement”) for the purpose of seeking representation on the Board of Directors of SED International Holdings, Inc., a Georgia corporation (the “Company”);

WHEREAS, North & Webster Fund II, LP (the “New Member) wishes to join the Group (as defined in the Agreement).

NOW, IT IS AGREED, this 10th day of July 2008 by the parties hereto:

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the New Member agrees to the joint filing on behalf of it of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws.  The New Member agrees to be bound by the other terms of the Agreement (a copy of which is attached hereto), the terms of which are incorporated herein and made a part hereof.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

HUMMINGBIRD VALUE FUND, L.P.

By:	Hummingbird Capital, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

HUMMINGBIRD MICROCAP VALUE FUND, L.P.

By:	Hummingbird Capital, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

TARSIER NANOCAP VALUE FUND, L.P.

By:	Hummingbird Capital, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

HUMMINGBIRD MANAGEMENT, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

/s/ Paul D. Sonkin
Paul D. Sonkin

NORTH & WEBSTER VALUE OPPORTUNITIES FUND, LP

By:	North & Webster, LLC,
its General Partner

By:	/s/ Samuel A. Kidston
	Name:	Samuel A. Kidston
	Title:	Managing Member

NORTH & WEBSTER FUND II, LP

By:	North & Webster, LLC,
its General Partner

By:	/s/ Samuel A. Kidston
	Name:	Samuel A. Kidston
	Title:	Managing Member

NORTH & WEBSTER, LLC

By:	/s/ Samuel A. Kidston
	Name:	Samuel A. Kidston
	Title:	Managing Member

/s/ Samuel A. Kidston
Samuel A. Kidston

DEEP WOODS PARTNERS LP

By:	/s/ Todd Rosner
	Name:	Todd Rosner
	Title:	Managing Partner

DEEP WOODS PARTNERS QP, LP

By:	/s/ Todd Rosner
	Name:	Todd Rosner
	Title:	Managing Partner

/s/ Todd Rosner
Todd Rosner